Marketing Rights Agreement

(“Agreement)

Between:

Panoshan Marketing Corp..

(“PML”)

Calgary, Alberta

and

Server Researches Incorporated

(“SRI”)

Calgary, Alberta

(hereinafter collectively referred to as the “Parties”)

Whereas the Parties are desirous of entering into a business arrangement for the purpose of commercializing the PC Weasel within Asia, the Parties hereby agree as follows:

1.

Effective May 1, 2004, SRI hereby provides perpetual and exclusive marketing rights (“Rights”) to the PC Weasel (“Weasel”), in its current form and all future iterations, to PML, within the geographic area referred to herein as Asia. For purposes of this Agreement, Asia consists of Japan, Indonesia, Thailand, China, Hong Kong, Taiwan, India, Pakistan, and Malaysia;

2.

PML hereby agrees to immediately issue to SRI, 12,600,000 common voting shares of PML, representing 70% of the outstanding common voting shares at the time of issuance, in return for the Rights;

3.

Beginning on May 1, 2004, PML will be responsible for all sales and marketing activities and will receive 40% of the gross sale price of all Weasel sales within Asia, regardless of how those Weasels were sold into Asia.

Signed and agreed to in Calgary, this  29th. day of April, 2004.

Server Researches Incorporated

per:

Panoshan Marketing Corp.

per: